EXHIBIT 99.1 Press Release dated February 18, 2003



FOR IMMEDIATE RELEASE                                  Contact: Kristin Vellandi
February 18, 2003                                                   949-553-9780

                    COMPOSITE TECHNOLOGY COMPLETES FINANCING

Irvine, CA - Composite Technology Corporation (CTC) today announced a new direct investment of $500,000 into its company.

"This investment is significant," says Composite Technology's CEO, Benton Wilcoxon, "in that the money is being invested by an organization that has no direct strategic link to our business activities. The organization understands technological developments in the energy industry and became aware of the economic and environmental benefits of our technologies, even though they are not tied to economic interests of any US electric utility. They recognize the difficulties and contradictions in the US energy regulation sector and the conflicted process of raising energy-related investment capital in the US. They have chosen to support CTC because, like us, they believe that significant future energy development and efficiencies will only come from innovative companies, such as ours, possessing proprietary new material technologies and applications. In our opinion, they invested in us because we do not operate within the mindset of many existing large energy organizations."

Further Wilcoxon says, "We are also pleased to become aware of a number of early stage energy technology companies and energy-related consultants that have recently taken strategic positions in CTC though the public marketplace. We believe this portends well for the future of our company and the value and liquidity of our common stock."

CTC will use the first phase of this funding to purchase machinery and enter into the production of the new demonstration conductor cable's composite core. Part of the money will also be used to initiate certain certification tests and to complete corporate organizational items. Wilcoxon added, "Together with last week's settlement of significant legal matters that eliminated obstacles to our worldwide composite based electrical cable production and marketing plans, this financing is a very positive development for our stockholders. We are looking forward to an exciting future, an important impact on electricity transmission, and to building shareholder wealth."

CTC (OTCBB: CPTC) is an Irvine, CA-based company serving domestic and international electric utilities with advanced conductors (ACCC) for transmission and distribution lines. This conductor will carry up to twice the power of comparable size conventional cables. CTC plans initial manufacturing of its composite core during 2003 in Orange County, CA. In domestic and international markets, CTC is establishing joint ventures or production contracts with local cable manufacturers with an initial focus on the large and growing markets of the United States, Canada, China, Mexico and Brazil. ACCC cables have been specifically designed to allow utility companies to easily replace existing transmission lines without modification to the towers, thereby avoiding the deployment of new towers and rights-of-way that are costly, time consuming and may impact the environment. CTC is now introducing newly designed high strength, light weight composite products for transmission towers and wind generator supports. Also see: www.compositetechcorp.com. Contact: Kristin Vellandi 949-553-9780.

Safe Harbor Statement: This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995. Actual events or results may differ from Composite Technology Corporation's (CTC) expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers or CTC, and ability to manage growth. Other risk factors attributable to CTC's business segment may affect the actual results achieved by CTC.